As filed with the Securities and Exchange Commission on March 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Design Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-3929248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6005 Hidden Valley Road, Suite 110 Carlsbad, California	92011
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

João Siffert, M.D.

President and Chief Executive Officer

Design Therapeutics, Inc.

6005 Hidden Valley Road, Suite 110

Carlsbad, California 92011

(858) 293-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth J. Rollins, Esq.

Asa M. Henin, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of Common Stock for issuance under its 2021 Equity Incentive Plan and its 2021 Employee Stock Purchase Plan under a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on March 26, 2021.

Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2021).

4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253954), filed with the SEC on March 22, 2021).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Design Therapeutics, Inc. 2021 Equity Incentive Plan, and Forms of Option Grant Notice, Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253954), filed with the SEC on March 22, 2021).

99.2	Design Therapeutics, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253954), filed with the SEC on March 22, 2021).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 10, 2022.

DESIGN THERAPEUTICS, INC.

By:	/s/ João Siffert, M.D.
João Siffert, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pratik Shah, Ph.D. and João Siffert, M.D., and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ João Siffert, M.D. João Siffert, M.D.	President, Chief Executive Officer and Director (Principal Executive and Financial Officer)	March 10, 2022

/s/ Pratik Shah, Ph.D. Pratik Shah, Ph.D.	Executive Chairperson and Director	March 10, 2022

/s/ Julie Burgess Julie Burgess	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2022

/s/ Simeon George, M.D. Simeon George, M.D.	Director	March 10, 2022

/s/ Stella Xu, Ph.D. Stella Xu, Ph.D.	Director	March 10, 2022

/s/ Rodney Lappe, Ph.D. Rodney Lappe, Ph.D.	Director	March 10, 2022

/s/ John Schmid John Schmid	Director	March 10, 2022

/s/ Arsani William, M.D. Arsani William, M.D.	Director	March 10, 2022

/s/ Heather Behanna, Ph.D. Heather Behanna, Ph.D.	Director	March 10, 2022

/s/ Deepa Prasad Deepa Prasad	Director	March 10, 2022